                                                                     EXHIBIT 5.1

                         SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                                   ----------

                            FACSIMILE (212) 455-2502

                                              September 23, 2004

Nalco Finance Holdings LLC
Nalco Finance Holdings Inc.
1601 W. Diehl Road
Naperville, Illinois 60563

Ladies and Gentlemen:

         We have acted as counsel to Nalco Finance Holdings LLC, a Delaware limited liability company ("Finance Holdings LLC"), and Nalco Finance Holdings
Inc., a Delaware corporation ("Finance Holdings Inc." and, together with Finance
Holdings LLC, the "Issuers"), in connection with the Registration Statement on
Form S-4 (the "Registration Statement") filed by the Issuers with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of $694,000,000 aggregate principal amount at maturity of 9.0% Senior Discount Notes due 2014 (the
"Exchange Notes"). The Exchange Notes will be issued under an indenture, dated as of January 21, 2004 (the "Indenture"), among the Issuers and The Bank of New
York, as trustee (the "Trustee"). The Exchange Notes will be offered by the
Issuers in exchange for $694,000,000 aggregate principal amount at maturity of their outstanding 9.0% Senior Discount Notes due 2014.

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of

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fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the
Issuers.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the
Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange
Notes will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.

         Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii)
general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Delaware
Limited Liability Company Act.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                      Very truly yours,

                                      /s/ SIMPSON THACHER & BARTLETT LLP

                                      SIMPSON THACHER & BARTLETT LLP